Exhibit 10.10

Sales Agreement

(Unofficial Translation)

Buyer:

Seller: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Contract Place: Sales Office of Seller

Contract Date:

I. Product Name, Size, Unit, Price, Delivery Date and Quantity

Product Name	Size	Quantity	Unit Price (RMB/set)	Total Price	Comment

Total:

Buyer shall make a three day notice to Seller for every order.  Delivery will be made in four business days.

II. Delivery place and fees: Seller will deliver the boxes to Buyer’s warehouse. Seller bears the fees for delivery. Buyer bears the fee for unloading the boxes.

III. Pricing: The unit price of the boxes shall be settled by both parties according to the market price.

IV. Wrapping Standard: 10 boxes per pack.

V. Examination: Buyer shall examine the boxes upon receiving the boxes from Seller.

VI. Payment: Buyer shall make payment upon receiving the boxes.

VII. Any dispute arising from the performance of this Agreement shall be resolved through negotiation by both parties. Where negotiation fails, any party is entitled to launch a lawsuit to local People’s Court.

VIII. Miscellaneous:

1. Delivery date shall be otherwise discussed and followed strictly by both parties.

2. The quantity of the boxes provided by Seller shall be strictly in compliance with Buyer’s order. Any cost of inventory caused by Buyer’s over-order shall be burdened on Buyer.

3. The price of the boxes can be adjusted due to price fluctuation of raw materials. Any party can terminate this Agreement if the negotiation on price fails.

IX. Termination of the Agreement: Any dispute arising from quality or price of the boxes shall be settled through negotiation. Where negotiation fails, any party can terminate this Agreement. In such case, Account Receivables shall be cleared in 15 business days.

X. Term: from  to                   .

XI. This Agreement shall be made in two counterparts. Each party keeps one.

XII. Others: Invoices are issued on unscheduled or monthly basis.

Seller: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Company Name:

Address: Shangsong East Street, Fufeng County

Legal Representative:

Entrusted Agent: /s/ Wenqiang Yang

Telephone Number: 0917-5471061

Bank Account: Fufeng County ICBC Chezhan Branch, 2603023509200005153

Recipient: Fufeng Jinqiu Printing and Packaging Co., Ltd.

Buyer:

Address:

Legal Representative:

Entrusted Agent:

Telephone Number:

Fax:

Post Code: